EXHIBIT 99.1


NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS

[LOGO OF AMERICAN EXPRESS COMPANY]




CONTACTS:             Media: Joanna Lambert              Michael O'Neill
                             212-640-9668                212-640-5951
                             joanna.g.lambert@aexp.com   mike.o'neill@aexp.com

         Investors/Analysts: Alex Hopwood                Ron Stovall
                             212-640-5495                212-640-5574
                             alex.w.hopwood@aexp.com     ronald.stovall@aexp.com


    AMERICAN EXPRESS REPURCHASES WARRANTS FROM U.S. DEPARTMENT OF TREASURY

NEW YORK, July 29, 2009 -- American Express announced today that it has repurchased the warrants issued to the United States Department of Treasury as part of the Capital Purchase Program (CPP) for $340 million.

In June, American Express repurchased $3.39 billion of preferred shares issued under the CPP. The company paid a total of $74.4 million in dividends to the U.S. Treasury. Taking into account the dividends and the repayment of warrants -- which total $414.4 million -- U.S. Treasury earned an annualized 26 percent return on its investment.

The repurchase price of the warrants reflects, in part, the appreciation of American Express' share price since the preferred shares were issued in January of this year.

American Express Company is a leading global payments and travel company founded in 1850. For more information, visit www.americanexpress.com.

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